Exhibit 31.4

Certification of Chief Financial Officer

I, Matthew Kapusta, certify that:

1.                                      I have reviewed this Amendment No. 1 to Form 10-K amending the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 of uniQure N.V.; and

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ MATTHEW KAPUSTA

Matthew Kapusta
Principal Financial Officer
April 29, 2019